Exhibit 99.1

Zoned Properties Announces Expansion of Tempe Medical Marijuana Business Park

Tempe Medical Marijuana Business Park More Than 50% Leased

SCOTTSDALE, Ariz., October 3, 2017 /PRNewswire/ -- Zoned Properties, Inc. (OTCQX: ZDPY), a strategic real estate development firm whose primary mission is to identify, develop and lease sophisticated, safe and sustainable properties in emerging industries, including the licensed medical marijuana industry, today announced it has signed another amendment to the existing lease agreement with its anchor tenant at the company’s Medical Marijuana Business Park located in Tempe, Arizona. The amendment will increase the size of the space leased and the amount of the monthly rental payments beginning November 1, 2017.

“Expansion at the Tempe Property will drive increased revenue and profitability in the coming quarters as increased monthly rent payments take effect,” commented Bryan McLaren, Chief Executive Officer of Zoned Properties. “Our anchor tenant now occupies more than 50% of the 60,000 square feet of total rentable space under long-term lease agreements with guaranteed rent escalators throughout their terms. As a result of our development efforts, the Tempe Medical Marijuana Business Park has become a premier facility for the industry in Arizona and a consistent income-producing asset for the company.”

The Company previously leased 15,000 square feet to the licensed medical marijuana anchor tenant. The amendment to the lease agreement with the tenant includes an expansion of an additional 15,000 square feet of cultivation space for a total of 30,000 square feet in various stages of development. 20,000 square feet of developed cultivation and processing space has already been completed, and another 10,000 square feet of undeveloped warehouse space will be used as storage space while additional building improvements are completed, ultimately triggering increases in rental revenue. Under the terms of the amended lease agreement, which became effective October 1, 2017, monthly rental payments will increase from the current $25,500 per month to $30,500 per month beginning in the fourth quarter of 2017. Subsequently, monthly rental payments will increase periodically until the expansion is completed and the monthly rent increases to $55,500. Thereafter, annual rental payments escalate at 5% per annum through year 10 of the lease.

The Tempe Medical Marijuana Business Park, which includes an additional 2,500 square feet of leased office and conference space serves as the corporate headquarters of Hana Meds, the premier, anchor tenant of the Tempe Property.

“Our intermediate and long-term plans include developing the remaining 30,000 square feet to be leased to other entities in varying segments within the medical marijuana industry to improve the diversification of our tenant base,” added Mr. McLaren.

About Zoned Properties, Inc. (ZDPY):

Zoned Properties is a strategic real estate development firm whose primary mission is to identify, develop, and lease sophisticated, safe, and sustainable properties in emerging industries, including the licensed medical marijuana industry. The Company acquires commercial properties that face unique zoning challenges and identifies solutions that can potentially have a major impact on the cash flow and property value. Zoned Properties targets commercial properties that can be acquired and re-zoned for specific purposes. Zoned Properties does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substances Act.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations

Brett Maas
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Hayden IR
Tel (646) 536-7331
brett@haydenir.com